                                                                  Exhibit 3.1(a)



                                                   STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 5:30 PM 02/21/01997
                                                   971059002 - 0811810


                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                          CERTIFICATE OF INCORPORATION

     AMERICAN ENERGY & TECHNOLOGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That on January 2, 1997, the Board of Directors of American Energy & Technology, Inc., a Delaware corporation (the "Corporation"), duly adopted resolutions proposing that the Certificate of Incorporation be entirely restated, declaring said restatement to be advisable and directing that said restatement be considered by the stockholders of the Corporation. The resolutions setting forth the proposed restatement are as follows:

          WHEREAS, the Board has determined that it is in the best interests of the Corporation and its shareholders that the Certificate of Incorporation of the Corporation be amended and restated in its entirety in the form of the Restated Certificate of Incorporation attached hereto as Exhibit A it is therefore

          RESOLVED, that the Board recommend to the shareholders of the Corporation that the Certificate of Incorporation of the Corporation be amended and restated in its entirety in the form of the Restated Certificate of Incorporation attached hereto as Exhibit A.

          FURTHER RESOLVED, that the President of the Corporation is hereby authorized and directed for and on behalf of the Corporation, to take whatever actions as he, in his sole discretion, may deem necessary in order to bring into effect the Restated Certificate of Incorporation, including, but not limited to, the execution and filing with the appropriate governmental agencies such that the effective date of such certificate is at least twenty days after compliance with the proxy rules of the Securities Exchange Act of 1934.

     SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute voted to the adoption of the foregoing resolutions.

     THIRD: That said reinstatement was duly adopted in accordance with the provisions of Section 245 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said American Energy & Technology, Inc. has caused this certificate to be signed by Donald P. Caron, its President, and attested by Donald P. Caron, its Secretary, this 18th day of February, 1997.


                              AMERICAN ENERGY & TECHNOLOGY, INC.



                              By   /s/ Donald P. Caron
                                   -------------------
                                   Donald P. Caron, President



ATTEST:



/s/ Donald P. Caron
-------------------
Donald P. Caron, Secretary

                                    EXHIBIT A

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN ENERGY & TECHNOLOGY, INC.

                    Pursuant to the General Corporation Law
                            of the State of Delaware

     AMERICAN ENERGY & TECHNOLOGY, INC., a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

     1. The name of the corporation is American Energy & Technology, Inc. The corporation was originally incorporated under the name Aerotec, Inc. The date the corporation filed its original Certificate of Incorporation with the Secretary of State was April 25, 1975.

     2. This Restated Certificate of Incorporation restates and amends the provisions of the original Certificate of Incorporation of this corporation as heretofore in effect and was duly adopted by the stockholders on February 14, 1997 in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware.

     3. The text of the Certificate of Incorporation is hereby restated to read as herein set forth in full:

                                   ARTICLE I
                                   ---------

     The name of the corporation is Breccia International Minerals Inc., (hereinafter called the "Corporation").

                                   ARTICLE II
                                   ----------

     The location of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III
                                  -----------

     The general nature of the business the Corporation proposes to transact, and certain of its objects, purposes and powers (in addition to those conferred by law), is to engage in any act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                   ----------

     The total number of shares of capital stock which the Corporation shall have authority to issued is Seventy-Five million (75,000,000) and the par value of each such shares is (.0001).

                                   ARTICLE V
                                   ---------

     Election of directors need not be by written ballot unless the Bylaws so provided.

                                   ARTICLE VI
                                   ----------

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized:

     (a) To make, alter, amend or repeal the Bylaws of the Corporation.

     (b) To direct and determine the use and disposition of net profits or net assets in excess of capital; to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose; and to such reserve in the manner in which it was created.

     (c) To establish bonus, profit sharing, stock option, retirement or other types of incentive or compensation plan for the employees (including officers and directors) of the Corporation and its subsidiaries and to fix the amount of the profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

     (d) From time to time to determine whether and to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stock-holders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

     (e) To authorize, and cause to be executed mortgages liens upon the real and personal property of the Corporation.

                                  ARTICLE VII
                                  -----------

     (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monitary (sic) damages of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentionally misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General

Corporation Law is hereafter amended to further reduce or authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's director for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     (b) To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

     (c) Any repeal or modification of any of the foregoing Provisions of this
Article VII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of or increase the liability of any director of the corporation with respect to any acts or omissions of such director prior to, such repeal or modification.

                                  ARTICLE VIII
                                  ------------

     The Corporation reserves the right to, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders and directors are, subject to this reserved power.

                                   ARTICLE IX
                                   ----------

     The corporation shall have a perpetual existence.

                                   ARTICLE X
                                   ---------

     The corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned has signed this Restated Certificate of Incorporation as of this 18th day of February, 1997.


                                    /s/ Donald P. Caron
                                    ------------------------------------
                                    Donald P. Caron, President

ATTEST:


/s/ Donald P. Caron
-------------------
Donald P. Caron, Secretary